                                                                    Exhibit 10.2

                      SECURED CONTINUING CORPORATE GUARANTY

                  FOR VALUE RECEIVED, and in consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to U.S. PLASTIC LUMBER LTD. a Delaware corporation ("Borrower"), by GUARANTY BUSINESS CREDIT CORPORATION ("Lender"), the undersigned, U.S. PLASTIC LUMBER CORP., a Nevada corporation ("Guarantor"), hereby agrees as follows:

                  1. GUARANTY OF OBLIGATIONS. Guarantor unconditionally, absolutely and irrevocably guarantees the full and prompt payment and performance when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of Borrower to Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing or due or to become due, including, without limitation, under or in connection with that certain Loan and Security Agreement of even date, between Borrower and Lender (as amended, supplemented or modified from time to time, the "Loan Agreement") and each of the documents, instruments and agreements executed and delivered in connection therewith, as each may be modified, amended, supplemented or replaced from time to time (all such obligations are herein referred to collectively as the "Liabilities", and all documents evidencing or securing any of the Liabilities are herein referred to, collectively, as the "Loan Documents"). This Secured Continuing Corporate Guaranty (this "Continuing Guaranty") is a guaranty of payment and performance when due and not of collection.

                  In the event of an Event of Default (as defined in the Loan Agreement), Guarantor agrees on demand by Lender to pay and perform all of the Liabilities as are then or thereafter become due and owing or are to be performed under the terms of the Loan Documents. Guarantor further agrees to pay all reasonable expenses (including reasonable attorneys' fees and expenses) paid or incurred by Lender in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Continuing Guaranty.

                  2. SECURITY FOR CONTINUING GUARANTY. This Continuing Guaranty is secured by the security interest granted by Guarantor pursuant to that certain Security Agreement between Guarantor and Lender dated as of even date herewith (the "Security Document").

                  3. CONTINUING NATURE OF GUARANTY AND LIABILITIES. This Continuing Guaranty shall be continuing and shall not be discharged, impaired or affected by:

                           (a)      the insolvency of Borrower or the payment in
full of all of the Liabilities at any time or from time to time;

                           (b)      the power or authority or lack thereof of
Borrower to incur the Liabilities;

                           (c)      the validity or invalidity of any of the
Loan Documents or the documents securing the same;

                           (d)      the existence or non-existence of Borrower
as a legal entity;

                           (e)      any transfer by Borrower of all or any part
of any collateral in which Lender has been granted a lien or security interest pursuant to the Loan Documents;

                           (f)      any statute of limitations affecting the
liability of Guarantor under this Continuing Guaranty or the Loan Documents or the ability of Lender to enforce this Continuing Guaranty or any provision of the Loan Documents or the Security Document; or

                           (g)      any right of offset, counterclaim or defense
of Guarantor, including, without limitation, those which have been waived by Guarantor pursuant to Paragraph 7 hereof.

                  4. INSOLVENCY OF BORROWER OR GUARANTOR. Without limiting the generality of any other provision hereof, Guarantor agrees that, to the extent permitted under applicable law, in the event of the dissolution or insolvency of Borrower or Guarantor or the inability of Borrower or Guarantor to pay their respective debts as they mature, or an assignment by Borrower or Guarantor for the benefit of creditors, or the institution of any proceeding by or against Borrower or Guarantor alleging that Borrower or Guarantor is insolvent or unable to pay their respective debts as they mature, Guarantor will pay to Lender forthwith the full amount which would be payable hereunder by Guarantor if all of the Liabilities were then due and payable, whether or not such event occurs at a time when any of the Liabilities are otherwise due and payable.

                  5. PAYMENT OF THE LIABILITIES. Any amounts received by Lender from whatever source on account of the Liabilities may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect, and notwithstanding any payments made by or for the account of Guarantor pursuant to this Continuing Guaranty.

                  Guarantor agrees that, if at any time all or any part of any payment theretofore applied by Lender to any of the Liabilities is or must be rescinded or returned by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower), such Liabilities shall, for the purposes of this Continuing Guaranty and to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application by Lender, and this Continuing Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by Lender had not been made.

                  6. PERMITTED ACTIONS OF LENDER. Lender may from time to time, in its sole discretion and without notice to Guarantor, take any or all of the following actions:

                           (a)      retain or obtain a security interest in any
assets of Borrower or any third party to secure any of the Liabilities or any obligations of Guarantor hereunder;

                           (b)      retain or obtain the primary or secondary
obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the Liabilities;

                           (c)      extend or renew for one or more periods
(whether or not longer than the original period), alter or exchange any of the Liabilities;

                           (d)      waive, ignore or forbear from taking action
or otherwise exercising any of its default rights or remedies with respect to any default by Borrower under the Loan Documents;

                           (e)      release, waive or compromise any obligation
of Guarantor hereunder or any obligation of any nature of any other obligor primarily or secondarily obligated with respect to any of the Liabilities;

                           (f)      release its security interest in, or
surrender, release or permit any substitution or exchange for, all or any part of any collateral now or hereafter securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, waive, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and

                           (g)      demand payment or performance of any of the
Liabilities from Guarantor at any time or from time to time, whether or not Lender shall have exercised any of its rights or remedies with respect to any property securing any of the Liabilities or any obligation hereunder or proceeded against any other obligor primarily or secondarily liable for payment or performance of any of the Liabilities.

                  7. SPECIFIC WAIVERS. Without limiting the generality of any other provision of this Continuing Guaranty, Guarantor hereby expressly waives:

                           (a)      notice of the acceptance by Lender of this
Continuing Guaranty;

                           (b)      notice of the existence, creation, payment,
nonpayment, performance or nonperformance of all or any of the Liabilities;

                           (c)      presentment, demand, notice of dishonor,
protest, notice of protest and all other notices whatsoever with respect to the payment or performance of the Liabilities or the amount thereof or any payment or performance by Guarantor hereunder;

                           (d)      all diligence in collection or protection of
or realization upon the Liabilities or any thereof, any obligation hereunder or any security for or guaranty of any of the foregoing;

                           (e)      any right to direct or affect the manner or
timing of Lender's enforcement of its rights or remedies;

                           (f)      any and all defenses which would otherwise
arise upon the occurrence of any event or contingency described in Paragraph 3 hereof or upon the taking of any action by Lender permitted hereunder;

                           (g)      any defense, right of set-off, claim or
counterclaim whatsoever and any and all other rights, benefits, protections and other defenses available to Guarantor now or at any time hereafter, including, without limitation, under California Civil Code Sections 2787 to 2855, inclusive, and California Code of Civil Procedure Sections 580a, 580b, 580d or 726, and all successor sections; and

                           (h)      all other principles or provisions of law,
if any, that conflict with the terms of this Continuing Guaranty, including, without limitation, the effect of any circumstances that may or might constitute a legal or equitable discharge of a guarantor or surety.

                  8. IRREVOCABILITY. Guarantor hereby further waives all rights to revoke this Continuing Guaranty at any time, and all rights to revoke any agreement executed by Guarantor at any time to secure the payment and performance of Guarantor's obligations under this Continuing Guaranty, including, without limitation, the Security Document.

                  9. STATUTORY WAIVER OF RIGHTS AND DEFENSES REGARDING ELECTION OF REMEDIES. Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against Borrower by the operation of any applicable law, including without limitation
Section 580d of the California Code of Civil Procedure, or otherwise.

                  10. SUBORDINATION. Guarantor hereby subordinates any and all indebtedness of Borrower to Guarantor to the full and prompt payment and performance of all of the Liabilities and Guarantor agrees that Lender shall be entitled to receive payment of all Liabilities prior to Guarantor's receipt of payment of any amount of any indebtedness of Borrower to Guarantor. Any payments on such indebtedness to Guarantor, if Lender so requests, shall be collected, enforced and received by Guarantor, in trust, as trustee for Lender and shall be paid over to Lender on account of the Liabilities, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Lender is authorized and empowered, but not obligated, in its discretion, (a) in the name of Guarantor, to collect and enforce, and to submit claims in respect of, any indebtedness of Borrower to Guarantor and to apply any amounts received thereon to the Liabilities, and (b) to require Guarantor (i) to collect and enforce, and to submit claims in respect of, any indebtedness of Borrower to Guarantor, and (ii) to pay any amounts received on such indebtedness to Lender for application to the Liabilities. Notwithstanding the foregoing, Guarantor shall be permitted to receive and retain all payments of any amount of indebtedness of Borrower to Guarantor in accordance with the terms and subject to the conditions of the Loan Agreement until such time as Lender demands payment under this Continuing Guaranty.

                  11. WAIVER OF SUBROGATION. Notwithstanding any other provision of this Continuing Guaranty to the contrary, until the Liabilities are paid and satisfied in full, the Loan Agreement has terminated and Lender shall have no further obligation to provide financial accommodations to Borrower, Guarantor hereby waives as to Lender (and no other third party) any claim or other rights which Guarantor may now have or hereafter acquire against Borrower or any other guarantor of all or any of the Liabilities that arise from the existence or performance of Guarantor's obligations under this Continuing Guaranty or any other Loan Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy of the Lender against Borrower or any collateral which the Lender now has or hereafter acquires, whether or not such claim, remedy, or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation the right to take or receive from Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights.

                  12. FRAUDULENT CONVEYANCES. Notwithstanding anything to the contrary herein, it is intended that this Guaranty and any liens and security interests granted by Guarantor to secure this Guaranty shall not constitute a "Fraudulent Conveyance" (as defined below). Consequently, Guarantor agrees that if the Guaranty or any liens or security interests securing this Guaranty would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guaranty and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause this Guaranty or such lien or security interest to constitute a Fraudulent Conveyance, and this Guaranty shall automatically be deemed to have been amended accordingly at such time. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance or fraudulent transfer under 11 U.S.C. Section.548 or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer or similar law of any state, nation or other governmental authority as in effect from time to time.

                  13. ASSIGNMENT OF LENDER'S RIGHTS. Lender may, from time to time, without notice to Guarantor, assign or transfer any or all of the Liabilities or any interest therein and, notwithstanding any such assignment or transfer of the Liabilities or any subsequent assignment or transfer thereof, the Liabilities shall be and remain the Liabilities for the purpose of this Continuing Guaranty. Each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of such party's interest in the Liabilities, be entitled to the benefits of this Continuing Guaranty to the same extent as if such assignee or transferee were Lender; provided, however, that unless Lender shall otherwise consent in writing, Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Continuing Guaranty for its own benefit as to those of the Liabilities which Lender has not assigned or transferred.

                  14. INDULGENCES NOT WAIVERS. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Continuing Guaranty be binding upon Lender, except as expressly set forth in a writing duly signed and delivered by Lender. No action of Lender permitted hereunder shall in any way affect or impair the rights of Lender or the obligations of Guarantor under this Continuing Guaranty.

                  15. FINANCIAL CONDITION OF BORROWER. Guarantor represents and warrants that it is fully aware of the financial condition of Borrower, and Guarantor delivers this Continuing Guaranty based solely upon its own independent investigation of Borrower's financial condition and in no part upon any representation or statement of Lender with respect thereto. Guarantor further represents and warrants that it is in a position to and hereby does assume full responsibility for obtaining such additional information concerning Borrower's financial condition as Guarantor may deem material to its obligations hereunder, and Guarantor is not relying upon, nor expecting Lender to furnish it any information in Lender's possession concerning Borrower's financial condition or concerning any circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of the Liabilities.

                  Guarantor hereby waives any duty on the part of Lender to disclose to Guarantor any facts it may now or hereafter know about Borrower, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor.

                  Guarantor hereby knowingly accepts the full range of risk encompassed within a contract of "Continuing Guaranty" which includes, without limitation, the possibility that Borrower will contract for additional indebtedness for which Guarantor may be liable hereunder after Borrower's financial condition or ability to pay its lawful debts when they fall due has deteriorated.

                  16. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Lender that each of the following statements is accurate and complete as of the date of this Continuing Guaranty:

                           (a)      this Continuing Guaranty has been duly
executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws or equitable principles of general application relating to or affecting the enforcement of creditors' rights generally;

                           (b)      the execution, delivery and performance of
this Continuing Guaranty do not (i) violate any provisions of law or any order of any court or other agency of government (each, a "Requirement of Law"), (ii) contravene any provision of any material contract or agreement to which Guarantor is a party or by which Guarantor or Guarantor's assets are bound (each, a "Contractual Obligation"), or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature upon any property, asset or revenue of Guarantor except pursuant to or as set forth in the Security Document;

                           (c)      all consents, approvals, orders and
authorizations of, and registrations, declarations and filings with, any governmental agency or authority or other person or entity (including, without limitation, the shareholders or partners of any entity), if any, which are required to be obtained in connection with the execution and delivery of this Continuing Guaranty or the performance of Guarantor's obligations hereunder have been obtained, and each is in full force and effect;

                           (d)      Guarantor has paid all taxes and other
charges imposed by any governmental agency or authority due and payable by Guarantor other than those which are being challenged in good faith by appropriate proceedings;

                           (e)      To Guarantor's best knowledge, Guarantor is
not in violation of any Requirement of Law or Contractual Obligation other than any violation the consequences of which could not have a material adverse effect on Guarantor's ability to perform its obligations hereunder (a "Material Adverse Effect"); and

                           (f)      no action, proceeding, investigation or
litigation is pending or, to the knowledge of Guarantor, overtly threatened against Guarantor by any person or entity which, if adversely determined, could have a Material Adverse Effect.

                  17. GUARANTOR FINANCIAL INFORMATION. Guarantor will provide Lender in writing such financial and other information with respect to Guarantor's assets and liabilities as Lender shall reasonably request from time to time, in form satisfactory to Lender.

                  18. BINDING UPON SUCCESSORS. This Continuing Guaranty shall be binding upon Guarantor and Guarantor's successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

                  All references herein to a Borrower shall be deemed to include its successors and assigns, and all references herein to Guarantor shall be deemed to include Guarantor and Guarantor's successors and assigns.

                  In addition and notwithstanding anything to the contrary contained in this Continuing Guaranty or in any other document, instrument or agreement between or among any of Lender, Borrower, Guarantor or any third party, the obligations of Guarantor with respect to the Liabilities shall be joint and several with any other person or entity that now or hereafter executes a guaranty of any of the Liabilities separate from this Continuing Guaranty.

                  19. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be either personally delivered, transmitted by facsimile to the facsimile numbers provided herein or sent by United States certified or registered mail, return receipt requested, addressed to Guarantor or Lender at their respective addresses stated below or at such other address as either party hereafter notifies the other party as herein provided. Notices shall be deemed received on the earlier of (i) the date noted on the return receipt as delivered if mail delivery of the notice is successful or the date inscribed on a confirmation of successful transmission, if sent by facsimile; (ii) the last date of attempted delivery, as noted by the United States Postal Service on the envelope containing the notice, if mail delivery is unsuccessful; or (iii) the date of the actual delivery if personally delivered.

                  20. GOVERNING LAW; ADDITIONAL WAIVERS. This Continuing Guaranty has been delivered and shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of California.

                  GUARANTOR HEREBY

                           (i) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS CONTINUING GUARANTY, AND ACKNOWLEDGES THAT LENDER ALSO WAIVES SUCH RIGHT;

                           (ii) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS CONTINUING GUARANTY;

                           (iii) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT GUARANTOR MAY EFFECTIVELY DO SO, THE DEFENSE OF AN

                  INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING;

                           (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law; and

                           (v) agrees not to institute any legal action or proceeding against Lender or any of Lender's directors, officers, employees, agents or property concerning any matter arising out of or relating to this Continuing Guaranty in any court other than one located in Los Angeles County, California.

                           (vi) Nothing herein shall affect or impair Lender's right to serve legal process in any manner permitted by law or Lender's right to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction. Wherever possible each provision of this Continuing Guaranty shall be interpreted as to be effective and valid under applicable law, but if any provision of this Continuing Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Continuing Guaranty.

                  21. ADVICE OF COUNSEL. GUARANTOR ACKNOWLEDGES THAT GUARANTOR HAS EITHER OBTAINED THE ADVICE OF COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS CONTINUING GUARANTY.

                  22. ENTIRE AGREEMENT. This Continuing Guaranty contains the complete understanding of the parties hereto with respect to the subject matter herein. Guarantor acknowledges that Guarantor is not relying upon any statements or representations of Lender not contained in this Continuing Guaranty and that such statements or representations, if any, are of no force or effect and are fully superseded by this Continuing Guaranty. This Continuing Guaranty may only be modified by a writing executed by Guarantor and Lender

                  IN WITNESS WHEREOF, Guarantor has executed this Continuing Guaranty this 19th day of December, 2002.

                                         "Guarantor"
                                         U.S. PLASTIC LUMBER CORP.

                                         By: /s/ Bruce C. Rosetto
                                             ---------------------------------
                                         Name: Bruce C. Rosetto
                                         Title: General Counsel and Secretary

                                         Address for Notices:
                                         2300 Glades Road, Suite 4400
                                         Boca Raton, Florida 33486

Address for Notices:

Guaranty Business Credit Corporation
333 South Grand Avenue
Suite 1650
Los Angeles, California 90071
Attn:  Portfolio Manager

With a copy to:

Guaranty Business Credit Corporation
8333 Douglas Avenue, Suite 530
Dallas, Texas 75225
Attn:  Corporate Counsel